As filed with the Securities and Exchange Commission on April 11, 2006.

Registration No. 333-132691

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Amendment No. 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Analytical Surveys, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9725 Datapoint Drive, Suite 300B

San Antonio, Texas 78229

(210) 657-1500

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copy to:

Lori A. Jones, CEO 9725 Datapoint Drive, Suite 300B San Antonio, Texas 78229 (210) 657-1500	Daniel D. Dinur, Esquire Dinur & Associates, P. C. 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 (770) 395-3170
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with the issuance and distribution of the common stock of Analytical Surveys, Inc. (the “Company”) registered hereunder are as follows:

Securities and Exchange Commission registration fee	$271.81
*Legal fees and expenses	20,000.00
*Accounting fees and expenses	10,000.00

Total	$30,271.81

*  Estimated

The selling shareholders have not paid any portion of the registration expenses.

Item 15.  Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company’s articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

i

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

In addition, the Company’s articles of incorporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

The Company’s articles require that the Company maintain insurance to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership. joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

The Company’s articles of incorporation provide that the Company shall indemnify any Director or officer, or former director or officer, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, and the personal representative of all such persons, against expenses actually and necessarily incurred by him in connection with the defense of any Proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such Proceeding, to be liable for negligence or misconduct in the performance of duty; but such indemnification shall not be deemed exclusive of any other rights to which such Director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise, nor shall anything herein contained restrict the right of the Company to indemnify or reimburse such person in any proper case, even though not specifically herein provided for.

Item 16.  Exhibits.

4.1	Form of Stock Certificate (incorporate by reference to Exhibit the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D)).

4.2	Form of Subscription Agreement dated February 10, 2006, (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed February 16, 2006)).

4.3	Form of Class A Warrant dated February 10, 2006, (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed February 16, 2006)

4.4	Form of Class B Warrant dated February 10, 2006, (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed February 16, 2006)

4.5	Amendment to Articles of Incorporation, dated February 8, 2006 (incorporated by reference to the Company’s Registration Statement on Form S-3, filed March 24, 2006).

5.1	Opinion of Dinur & Associates, P.C. regarding legality of securities being registered (incorporated by reference to the Company’s Registration Statement on Form S-3, filed March 24, 2006).

23.1	Consent of Pannell Kerr Forster of Texas, P.C. (incorporated by reference to the Company’s Registration Statement on Form S-3, filed March 24, 2006).

23.2	Consent of Dinur & Associates, P.C. (included in Exhibit 5.1 and incorporated by reference to the Company’s Registration Statement on Form S-3, filed March 24, 2006).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement (other than as provided in the note to Item 512(a)(1) of Regulation S-B): (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any additional or changed material information in the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 11, 2006.

ANALYTICAL SURVEYS, INC.

By:	/s/ LORI A. JONES
Lori A. Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ LORI A. JONES	Chief Executive Officer (Principal	11-Apr-06
Lori A. Jones	Executive Officer)

/s/ BARRY GOLKO	Chief Accounting Officer (Principal	11-Apr-06
Barry Golko	Financial and Accounting Officer)

/s/ R. THOMAS RODDY	Chairman of the Board	11-Apr-06
R. Thomas Roddy

/s/ EDWARD P. GISTARO	Director	11-Apr-06
Edward P. Gistaro

/s/ RAD WEAVER	Director	11-Apr-06
Rad Weaver

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